As filed with the Securities and Exchange Commission on June 15, 2001
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ST. PAUL COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)		41-0518860 (I.R.S. Employer Identification No.)

385 Washington Street St. Paul, Minnesota 55102 (651) 310-7911 (Address of Principal Executive Offices)

Amended and Restated 1994 Stock Incentive Plan (Full Title of the Plan)

Bruce A. Backberg, Esq.
Senior Vice President and Corporate Secretary
The St. Paul Companies, Inc.
385 Washington Street
St. Paul, MN 55102
(651) 310-7911
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, without par value(1)	25,400,000	$49.765	$1,264,031,000	$316,007.75

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions included in the Amended and Restated 1994 Stock Incentive Plan.
(2)	Pursuant to Rule 457(h)(1) and 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on June 11, 2001.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

             As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

             The following documents filed by The St. Paul Companies, Inc. (the “Company”) are hereby incorporated by reference in this Registration Statement:

  Annual Report on Form 10-K, as filed with the Commission on March 28, 2001.
  Definitive Proxy Statement on Schedule 14A as filed with the Commission on March 27, 2001.
  Quarterly Report on Form 10-Q, as filed with the Commission on May 14, 2001.
  Current Report on Form 8-K, as filed with the Commission on April 30, 2001.
  Current Report on Form 8-K, as filed with the Commission on March 12, 2001.
  The description of the Company’s Common Stock contained in its registration statement on Form 8-A, including any amendments or supplements thereto, as filed with the Commission on October 17, 1991.

             All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

             Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

             The Bylaws of the Company provide, subject to certain exceptions, that directors and officers of the Company and certain others shall be indemnified by the Company to the fullest extent permitted or required by Minnesota Statute Section 302A.521.

             The Company maintains directors’ and officers’ liability insurance, including a reimbursement policy in favor of the Company.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)
4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000)
5.1	Opinion and Consent of Bruce A. Backberg, Esq.
23.1	Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney
99.1	Amended and Restated 1994 Stock Incentive Plan

Item 9.	Undertakings

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, Minnesota, on June 15, 2001.

THE ST. PAUL COMPANIES, INC.

By:	/s/	Bruce A. Backberg
Name:		Bruce A. Backberg
Title:		Senior Vice President and Corporate Secretary

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of The St. Paul Companies, Inc. and in the capacities and on the dates indicated.

Date:	June 15, 2001	By:	/s/ Douglas W. Leatherdale Douglas W. Leatherdale, Director, Chairman of the Board, President and Chief Executive Officer
Date:	June 15, 2001	By:	/s/ Thomas A. Bradley Thomas A. Bradley, Chief Financial Officer
Date:	June 15, 2001	By:	/s/ John C. Treacy John C. Treacy, Vice President and Corporate Controller (principal accounting officer)
Date:	June 15, 2001	By:	/s/ H. Furlong Baldwin H. Furlong Baldwin*, Director
Date:	June 15, 2001	By:	/s/ Carolyn H. Byrd Carolyn H. Byrd*, Director
Date:	June 15, 2001	By:	/s/ John H. Dasburg John H. Dasburg*, Director
Date:	June 15, 2001	By:	/s/ Janet M. Dolan Janet M. Dolan*, Director
Date:	June 15, 2001	By:	/s/ Kenneth M. Duberstein Kenneth M. Duberstein*, Director

Date:	June 15, 2001	By:	/s/ Pierson M. Grieve Pierson M. Grieve*, Director
Date:	June 15, 2001	By:	/s/ Thomas R. Hodgson Thomas R. Hodgson*, Director
Date:	June 15, 2001	By:	/s/ David G. John David G. John*, Director
Date:	June 15, 2001	By:	/s/ William H. Kling William H. Kling*, Director
Date:	June 15, 2001	By:	/s/ Bruce K. MacLaury Bruce K. MacLaury*, Director
Date:	June 15, 2001	By:	/s/ Glen D. Nelson, M.D. Glen D. Nelson, M.D.*, Director
Date:	June 15, 2001	By:	/s/ Gordon M. Sprenger Gordon M. Sprenger*, Director
Date:	June 15, 2001	*By:	/s/ Bruce A. Backberg Bruce A. Backberg, Attorney-in-fact

INDEX TO EXHIBITS

4.1	Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1998)
4.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000)
5.1	Opinion and Consent of Bruce A. Backberg, Esq.
23.1	Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Powers of Attorney
99.1	Amended and Restated 1994 Stock Incent Plan